Form N-SAR,
Sub-Item 77I
Copies of any material
amendments
to the registrant's charter
Nuveen Georgia Dividend Advantage Municipal Fund 2
333-100220, 811-21152


On November 14, 2002, under
Conformed Submission
Type 497, accession number,
0000950137-02-006218,
a copy of the final prospectus
containing a description
of the preferred securities
was filed and is incorporated herein
by reference as an exhibit under
Sub-Item 77I of Form N-SAR.